UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2011

PRIMO WATER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34850	30-0278688
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 Cambridge Plaza Drive Winston-Salem, NC	27104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 336-331-4000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
Primo Water Corporation (the “Company”) held its Annual Meeting of Stockholders on May 18, 2011. The certified results of the matters voted upon at the meeting, which are more fully described in the Company’s proxy statement, are as follows:
Proposal 1 — Election of the two directors nominated by the Company’s Board of Directors as Class I directors to serve until the 2014 annual meeting of stockholders:

	For	Withheld	Broker Non-Votes
Billy D. Prim	16,308,954	66,040	190,400
Jack C. Kilgore	16,266,117	108,877	190,400
Proposal 2 — Advisory vote on the compensation paid to the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
11,130,187	5,244,507	300	190,400
Proposal 3 — Advisory vote on the frequency of future advisory votes on the compensation paid to the Company’s named executive officers:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
6,793,969	904,109	8,676,616	300	190,400
Based on these voting results, the Board of Directors has determined that the Company will hold a vote on the compensation paid to the Company’s named executive officers every three years until the next required advisory vote on the frequency of the executive compensation vote, which will occur no later than our Annual Meeting of Stockholders in 2017.
Proposal 4 — Approval of an amendment and restatement of Primo’s current certificate of incorporation to eliminate references to series of preferred stock that are no longer outstanding:

For	Against	Abstain	Broker Non-Votes
16,565,394	0	0	0
Proposal 5 — Ratification of the Audit Committee’s appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for 2011:

For	Against	Abstain
16,513,503	51,891	0
Item 8.01 Other Events.
On May 19, 2011, the Company issued a press release announcing the election of directors at the 2011 Annual Meeting of Stockholders. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibit is furnished herewith:

Exhibit No.	Exhibit Description

99.1	Press Release, dated May 19, 2011.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMO WATER CORPORATION
Date: May 19, 2011	By:	/s/ Mark Castaneda
		Name:	Mark Castaneda
		Title:	Chief Financial Officer and Secretary

SECURITIES AND EXCHANGE COMMISSION
Washington, DC
EXHIBITS
CURRENT REPORT
ON
FORM 8-K

Date of Event Reported:	Commission File No:
May 18, 2011	001-34850
PRIMO WATER CORPORATION
EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release, dated May 19, 2011.